                   [CHRONIMED STATSCRIPT PHARMACY LOGO]


NEWS RELEASE


               CHRONIMED REPORTS FISCAL 2003 THIRD QUARTER RESULTS
   REPORTS RECORD QUARTERLY REVENUE AND PROVIDES GUIDANCE FOR FISCAL YEAR 2004


MINNEAPOLIS, APRIL 23, 2003 -- Chronimed Inc. (Nasdaq: CHMD) reported record revenue along with strong earnings in its fiscal 2003 third quarter ended March 28, 2003. Total Company revenue was $111.8 million for the quarter, up $9.4 million or 9.2% from $102.4 million in the prior year's third quarter. Reported net income was $1.2 million, or $0.10 per share, an increase from $0.9 million or $0.07 per share in prior year's third quarter. Excluding a non-cash charge related to the vesting of restricted stock grants, net income in the current quarter was $1.6 million, or $0.12 per share.

Henry F. Blissenbach, Chronimed's Chairman and Chief Executive Officer commented, "I am pleased with our financial and operating performance in the third quarter. But I am particularly excited that during the quarter, we were named the exclusive U.S. distributor of Fuzeon(TM). This confirms our leadership position in the distribution of HIV medications and underscores the value our controlled distribution platform has with pharmaceutical manufacturers."

Blissenbach continued, "Also during the quarter, we added experienced sales leadership to direct our new sales initiatives. We are increasing our sales resources, and focusing on select diseases. We expect these initiatives and expanded sales force to be in place by the end of our fiscal 2003 fourth quarter. In addition, we signed a new three-year wholesaler agreement with Cardinal Health to cover our pharmaceutical purchases. We will begin purchasing under the new agreement, which will deliver increased overall value to Chronimed, beginning August 2003. These key accomplishments -- Fuzeon distribution, new sales focus and enhanced wholesaler contract -- make me confident about Chronimed's continued success."

Third quarter revenue from the Company's retail segment grew $8.0 million to $65.5 million, or 14.0%, while revenue from mail service grew $1.4 million to $46.3 million, or 3.1% over last year's third quarter.

Gross profit for the third quarter increased $1.6 million, or 13.1%, to $13.6 million compared to $12.0 million in the same period a year ago. Gross margin for the third quarter was 12.2% compared to 11.7% in the third quarter a year ago. The gross margin improvement is primarily due to improved manufacturer programs and favorable disease mix in the third quarter.

Reported operating expenses were $11.7 million, or 10.5% of revenue in the third quarter of fiscal 2003. Excluding the non-cash $0.5 million charge for the vesting of restricted stock grants from general and administrative expenses, operating expenses for the quarter were $11.2 million, or 10.0% of revenue. This compares to the prior year's operating expenses of $10.6 million, or 10.4% of revenue.

10900 Red Circle Drive    Minnetonka, Minnesota  55343    952/979-3600      Fax:  952/979-3969       www.chronimed.com

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April 23, 2003
Page 2



Financial Guidance for Balance of Fiscal 2003 and Fiscal 2004

The Company forecasts fiscal 2003 revenues to be approximately $430 million, and expects to report earnings of approximately $0.40 per share. The fiscal 2003 earnings guidance includes the Company's third quarter charge of approximately $0.02 per share related to the accelerated vesting of restricted stock grants. Chronimed does not expect revenue from the sale of Fuzeon to contribute materially to the Company's fourth quarter revenue and earnings as the Company invests in the early stages of the progressive distribution plan.

The Company forecasts fiscal 2004 revenue, excluding Fuzeon, to be in the range of $480 to $485 million and earnings, excluding Fuzeon, to be in the range of $0.46 to $0.48 per share. The Company believes that Fuzeon revenue and earnings will provide significant upside to this base business forecast, however, because the Fuzeon product launch is in its early stages, the Company cannot yet provide a meaningful quantification for Fuzeon to include in guidance for fiscal 2004.

Restricted Stock Grants -- Third Quarter Vesting

As discussed in this earnings release, 125,000 shares of restricted stock issued to six officers in August 2002 vested during the quarter, resulting in a non-cash compensation charge of $527,000. The vesting of these stock grants has also created a personal tax liability for these officers. In order to fund the personal tax liability, these officers may be selling approximately 50,000 shares of Chronimed stock during the next few months.

Conference Call Information

Chronimed invites interested parties to participate in the third quarter financial results conference call on Thursday, April 24, 2003, 10:00 a.m. EDT. To participate in the conference call, dial 212-231-6018 at least five to ten minutes prior to the scheduled time, and follow the operator's instructions. The conference call will also be webcast live over the Internet. To participate, log on to the Company's website at www.chronimed.com.

If you are unable to join the live call, it will be archived on Chronimed's website. In addition, a recording of the conference call will be available for a 24-hour period beginning at 12:00 p.m. EDT. To access the replay during this period, call 800-633-8284 or 402-977-9140 and enter reservation number 21141407.

ABOUT CHRONIMED INC.
Chronimed Inc. is a disease-focused drug distribution company serving the prescription drug needs of people with chronic health conditions. The Company distributes pharmaceuticals and provides specialized patient management services nationwide for people with chronic conditions such as HIV/AIDS, organ transplant and diseases treated with biotech injectable medications. Chronimed works directly with patients, providers, payors, manufacturers and wholesalers to improve clinical and cost-of-care outcomes. Chronimed's web site address is www.chronimed.com.



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April 23, 2003
Page 3



Information contained in this press release and associated schedules, other than historical or current facts, should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements reflect management's current views of future events and financial performance that involve a number of risks and uncertainties. These factors include, but are not limited to, the following: our ability to maintain satisfactory on-going arrangements with drug manufacturers and wholesalers, and their ability to satisfy our volume, pricing, and product requirements; decrease in demand for drugs we handle; changes in Medicare or Medicaid reimbursement, rules and regulations; loss of relationships with, and/or significant reductions in reimbursements from, payors (including Aetna or other large contracts); negative cost containment trends or financial difficulties by our payors; changes in or unknown violations of various federal, state, and local regulations; costs and other effects of legal or administrative proceedings; the adoption of new or changes to existing accounting policies and practices and the application of such policies and practices; the amount and rate of growth in our selling, general and administrative expenses; the impairment of a significant amount of our goodwill; the effects of and changes in, trade, monetary and fiscal policies, laws and regulations; other activities of government agencies; our ability to obtain competitive financing to fund operations and growth; continuing qualifications to list our securities on a national stock exchange; developments in medical research affecting the treatment or cure of conditions for which we distribute medications; the ability of management and accounting controls to assure accurate and timely information; computer system, software, or hardware failures or malfunctions; heightened competition; and loss or retirement of key executives or changes in ownership. These and other risks and uncertainties are discussed in further detail in the cautionary statement filed as Exhibit 99.1 as part of Chronimed's annual report and Form 10-K filed with the Securities and Exchange Commission.

Contact:

Chronimed Inc.
Investor Relations
Brad Schumacher, (952) 979-3942

                                     (more)


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April 23, 2003
Page 4




                                 CHRONIMED INC.
                Reconciliation of Reported Financials to Proforma
                    (in thousands, except per share amounts)
                                   (Unaudited)


                                                THREE MONTHS ENDED   NINE MONTHS ENDED
                                                 MAR. 28,  MAR. 29,  MAR. 28,  MAR. 29,
                                                   2003     2002      2003      2002
                                                 -------   -------   -------   -------

Income from operations -- as reported            $ 1,881   $ 1,424   $ 5,559   $ 1,848
One-time charges (1)                                --        --        --       2,230
                                                 -------   -------   -------   -------
Proforma income from operations                  $ 1,881   $ 1,424   $ 5,559   $ 4,078
                                                 =======   =======   =======   =======

Net income -- as reported                        $ 1,229   $   866   $ 3,591   $ 1,197
One-time charges (1)                                --        --        --       1,360
                                                 -------   -------   -------   -------
Proforma net income from continuing operations   $ 1,229   $   866   $ 3,591   $ 2,557
                                                 =======   =======   =======   =======

Fully diluted earnings per share:
Net income -- as reported                        $  0.10   $  0.07   $  0.29   $  0.10
One-time charges (1)                                --        --        --        0.11
                                                 -------   -------   -------   -------
Proforma net income from continuing operations   $  0.10   $  0.07   $  0.29   $  0.21
                                                 =======   =======   =======   =======

Average shares outstanding - diluted              12,644    12,394    12,478    12,331
                                                 =======   =======   =======   =======


     (1) Reflects special charges in fiscal 2002 related to the StatScript retail business for the costs of transferring the Kansas City retail headquarters to Minneapolis, store closing costs and costs associated with the fiscal 2001 financial restatement.





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April 23, 2003
Page 5

                                 CHRONIMED INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                           THREE MONTHS ENDED          NINE MONTHS ENDED
                                       --------------------------  -------------------------
                                         MARCH 28,     MARCH 29,     MARCH 28,    MARCH 29,
                                           2003          2002          2003         2002
-----------------------------------------------------------------  -------------------------
Revenue
   Mail Order                           $  46,281     $  44,887     $ 133,090     $ 130,778
   Retail                                  65,523        57,473       187,243       165,564
--------------------------------------------------------------------------------------------
      Total revenue                       111,804       102,360       320,333       296,342
                     Yr to Yr Growth          9.2%                        8.1%

Cost of revenue                            98,202        90,335       281,095       260,731
---------------------------------------------------------------------------------------------
        Gross profit                       13,602        12,025        39,238        35,611
                     % of Revenue            12.2%         11.7%         12.2%         12.0%

Operating expenses
    Selling and marketing                     818           841         2,743         2,553
    General and administrative (1)(2)       9,964         8,759        28,533        28,765
    Bad debt expense                          939         1,001         2,403         2,445
---------------------------------------------------------------------------------------------
        Total operating expenses           11,721        10,601        33,679        33,763
                     % of Revenue            10.5%         10.4%         10.5%         11.4%

Income from operations                      1,881         1,424         5,559         1,848
                     % of Revenue             1.7%          1.4%          1.7%          0.6%

Interest income                               105           161           249           390
Interest expense                               (3)         (182)           (3)         (401)
Other income                                    -             -             -           109
---------------------------------------------------------------------------------------------

Income before income taxes                  1,983         1,403         5,805         1,946
Income tax expense                           (754)         (537)       (2,214)         (749)
---------------------------------------------------------------------------------------------
Net income                              $   1,229     $     866     $   3,591     $   1,197
=============================================================================================
                     % of Revenue             1.1%          0.8%          1.1%          0.4%

Basic and diluted net
     income per share                   $    0.10     $    0.07     $    0.29     $    0.10
=============================================================================================

Basic weighted-average shares              12,400        12,317        12,368        12,316
Diluted weighted-average shares            12,644        12,394        12,478        12,331



     (1) The three and nine month periods ending March 28, 2003 include a $527,000 charge relating to the acceleration of compensation related to restricted stock grants.
     (2) The nine month period ending March 29, 2002 includes a $2,230,000 charge related to the StatScript retail business for costs of transferring the Kansas City retail headquarters to Minneapolis, store closing costs and costs associated with the fiscal 2001 financial restatement.

April 23, 2003
Page 6


                                 CHRONIMED INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                   MARCH 28,
                                                                     2003       JUNE 28,
                                                                 (UNAUDITED)      2002
------------------------------------------------------------------------------------------

ASSETS
Current assets
    Cash and cash equivalents                                     $ 14,629      $  6,306
    Accounts receivable (net of allowances of $6,444 and $8,923
        at March 28, 2003 and June 28, 2002, respectively)          43,218        44,461
    Inventory                                                        8,804         8,334
    Prepaid expenses                                                   789         1,062
    Deferred taxes                                                   3,389         3,437
------------------------------------------------------------------------------------------
        Total current assets                                        70,829        63,600

Property and equipment, net                                          4,699         5,485

Goodwill                                                            30,233        30,233
Other assets, net                                                      143           177
------------------------------------------------------------------------------------------
        Total assets                                              $105,904      $ 99,495
==========================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
    Accounts payable                                              $ 16,144      $ 14,811
    Accrued expenses                                                 3,145         3,117
    Accrued bonus                                                    1,038         1,174
    Income taxes payable                                             1,610           648
------------------------------------------------------------------------------------------
        Total current liabilities                                   21,937        19,750

Deferred taxes                                                         278           344

Shareholders' equity
    Preferred stock                                                      -             -
    Common stock, issued and outstanding shares--
          12,501 and 12,353, respectively                              125           124
    Additional paid-in capital                                      55,818        55,122
    Retained earnings                                               27,746        24,155
------------------------------------------------------------------------------------------
        Total shareholders' equity                                  83,689        79,401
------------------------------------------------------------------------------------------
        Total liabilities and shareholders' equity                $105,904      $ 99,495
==========================================================================================













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April 23, 2003
Page 7


                                 CHRONIMED INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                NINE MONTHS ENDED
                                                                           ---------------------------
                                                                              MARCH 28,   MARCH 29,
                                                                                2003        2002
------------------------------------------------------------------------------------------------------
Operating activities
    Net income                                                                $  3,591    $ 1,197

    Adjustments to reconcile net income to net cash provided by (used in)
         operating activities:
            Depreciation and amortization                                        1,747      2,224
            Amortization of restricted stock                                       592          -
            Deferred income taxes                                                  (18)     1,059
            Changes in operating assets and liabilities:
                Accounts receivable                                              1,243     (7,578)
                Income taxes                                                       962       (798)
                Inventory                                                         (470)    (1,004)
                Accounts payable                                                 1,333       (309)
                Accrued expenses                                                  (108)       401
                Other assets                                                       292        227
------------------------------------------------------------------------------------------------------
        Net cash provided by (used in) operating activities                      9,164     (4,581)

Investing activities
    Purchases of property and equipment                                           (946)    (1,413)
------------------------------------------------------------------------------------------------------
        Net cash used in investing activities                                     (946)    (1,413)

Financing activities
   Net proceeds from issuance of Common Stock                                      105         92
    Net proceeds from borrowings                                                     -      6,467
------------------------------------------------------------------------------------------------------
        Net cash provided by financing activities                                  105      6,559

    Increase in cash and cash equivalents                                        8,323        565
    Cash and cash equivalents at beginning of year                               6,306          -
------------------------------------------------------------------------------------------------------
    Cash and cash equivalents at end of period                                $ 14,629     $  565
======================================================================================================
